UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

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AMERICAN REALTY CAPITAL PROPERTIES, INC.
405 Park Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 6, 2012

May 4, 2012

To the Stockholders of American Realty Capital Properties, Inc.:

I am pleased to invite our stockholders to the 2012 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital Properties, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 6, 2012 at The W New York, located at 541 Lexington Avenue, New York, NY 10022 commencing at 3:00 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors; (ii) ratify the audit committee’s appointment of Grant Thornton LLP as the Company’s independent auditor for 2012; and (iii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Thursday, April 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, Inc. at 1-800-714-3305.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr., President, Chief Operating Officer and Secretary

AMERICAN REALTY CAPITAL PROPERTIES, INC.

i

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AMERICAN REALTY CAPITAL PROPERTIES, INC.
405 Park Avenue — 15th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy, mailed together with this proxy statement (this “Proxy Statement”) and our 2011 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital Properties, Inc., a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 15th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2011 Annual Report were first mailed to our stockholders on or about May 4, 2012.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Wednesday, June 6, 2012

This Proxy Statement and our 2011 Annual Report are available at http://www.proxyvote.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, June 6, 2012, commencing at 3:00 p.m. at The W New York, located at 541 Lexington Avenue, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2013 and until their successors are duly elected and qualified;
2.	ratify the audit committee’s appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent auditor for 2012; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of our shares of common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 19, 2012. As of the record date, 7,630,734 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-690-6903. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at http://www.proxyvote.com; or
•	by telephone, by calling 1-800-690-6903.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” (i) election of the nominees for director named in the proxy; and (ii) ratification of the audit committee’s appointment of Grant Thornton as the Company’s independent auditor for 2012.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a plurality of votes cast at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of votes cast at the meeting is required to ratify the audit committee’s appointment of Grant Thornton as the Company’s independent auditor for 2012. A majority of votes cast at the meeting shall be sufficient to approve any other matter which may properly come before the meeting, unless otherwise required by the Company’s charter (the “Charter”) or by statute. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $17,000, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Broadridge if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Broadridge representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or other written communication to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at 1-800-714-3305.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2013 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning at 5:00 p.m., Eastern Time, on December 4, 2012 and ending at 5:00 p.m., Eastern Time, on January 3, 2013. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., President, Chief Operating Officer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2013 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” (I) THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2013 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED AND (II) THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2012. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING. NONE OF THE PROPOSALS, IF APPROVED, ENTITLE STOCKHOLDERS TO APPRAISAL RIGHTS UNDER MARYLAND LAW OR THE CHARTER.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by ARC Properties Advisors, LLC (the “Manager”) and AR Capital, LLC (“ARC”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter provides that the number of directors shall be not less than the minimum number required by the Maryland General Corporation Law nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2013 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, Edward M. Weil, Jr., Edward G. Rendell, David Gong and Walter P. Lomax, Jr. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	51	Chairman and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer, Secretary and Director
Edward G. Rendell	68	Independent Director
David Gong	62	Independent Director
Walter P. Lomax, Jr.	79	Independent Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has been the chairman and chief executive officer of our Company since our formation in December 2010 and chief executive officer of the Manager since its formation in November 2010. He has been active in the structuring and financial management of commercial real estate investments for over 23 years. In addition, Mr. Schorsch also has been the chairman of the board of American Realty Capital Trust, Inc. (“ARCT”) since its formation in August 2007 and served as the chief executive officer of ARCT, the ARCT property manager and the ARCT advisor from their formation in August 2007 until March 2012. Mr. Schorsch has served as the chairman and chief executive officer of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009. Mr. Schorsch has served as the chief executive officer of the NYRR advisor and the NYRR property manager since their formation in November 2009. Mr. Schorsch has served as chief executive officer of the Phillips Edison — ARC Shopping Center REIT, Inc. (“PE-ARC”) advisor since its formation in December 2009. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and the chief executive officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has served as the chairman of the board and chief executive officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and the chief executive officer of the ARC RCA advisor since its formation in May 2010. Mr. Schorsch has also been the chairman of the board and chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and the chief executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) and the chief executive officer of the advisor and property manager of ARCT III since their formation in October 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Global Daily Net Asset Value Trust, Inc. (“ARC Global DNAV”) since their formation in July 2011. He also has served as the chief executive officer of the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011 and January 2012, respectively. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”) since its formation in February 2012 and the chief executive officer of the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch also has been the interested director and chief executive officer of Business Development Corporation of America, Inc. (“BDCA”) since its formation in May 2010.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice-chairman of American Financial Realty Trust (“AFRT”) since its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial service industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”) and its successor corporation, now AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with an aggregate purchase price of acquired properties of approximately $5 billion. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. From approximately 1990 until the sale of his interests in Thermal Reduction in 1994, Mr. Schorsch was involved in purchasing and leasing several commercial real estate properties in connection with the growth of Thermal Reduction’s business. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable of ARCT, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global DNAV, ARCT IV, BDCA and NYRR, his previous experience as president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience make him well qualified to serve as our chairman of the Board of Directors.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as president and chief operating officer of our Company since March 2012. Prior to such time, Mr. Weil served as executive vice president and secretary of our Company since our formation in December 2010. Mr. Weil has also been an executive officer of the Manager since its formation in November 2010. He was appointed as a director of our Company in March 2012. Mr. Weil has nine years of real estate experience. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRR, the NYRR advisor and the NYRR property manager since their formation in October 2009, November 2009 and November 2009, respectively. Mr. Weil has served as executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has been an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of

ARCT III since February 2012 and has served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation October 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has been an executive officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has been an executive officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil has served as an executive officer of the BDCA advisor since its formation in June 2010. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC (“RCS”) since March 2010. Mr. Weil was formerly the senior vice president of Sales and Leasing for American Financial Realty Trust (AFRT, from April 2004 to October 2006), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses. We believe Mr. Weil’s current experience as an executive officer of NYRR, ARC RCA, ARC HT, ARCT III, ARC DNAV, ARC Global DNAV, and ARCT IV, and as a director of ARCT III and ARC DNAV, make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Edward G. Rendell was appointed as an independent director of our Company in July 2011. Governor Rendell also has served as an independent director of BDCA since January 2011 and ARCT III since March 2012. Governor Rendell expects to be appointed as a director of ARC Global DNAV. He served as an independent director of ARC RCA from February 2011 until March 2012. He also served as a director of ARC HT from January 2011 until March 2012. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city's budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Governor Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Governor Rendell was an attorney at the law firm of Ballard Sphar. Governor Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School. We believe that Governor Rendell’s current experience as a director of BDCA and ARCT III, his past experience as a director of ARC HT and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

David Gong

David Gong has been an independent director of our Company since July 2011. Mr. Gong also has served as an independent director of ARCT III since January 2011 and as an independent director of ARC RCA since February 2011. Mr. Gong has over 25 years of experience in global asset management. He has recently joined the Stanley-Laman Group as a senior portfolio manager. From August 2004 to February 2005, he served as a consultant to AFRT. During such time, he sourced and structured, from a tax and legal perspective, potential bank branch acquisitions in Asia. From August 2002 to July 2004, Mr. Gong served as the managing director of Ankar Capital Management, a New York based investment advisory firm. While at Ankar, Mr. Gong managed the firm’s private equity group in the Singapore office. From February 1990 to January 2001, Mr. Gong served as a senior partner and international portfolio manager at Ardsley Partners, also a New York based investment advisory firm, where he managed several emerging market hedge funds, including the Ardsley Pacific Fund. From September 1981 to January 1990, Mr. Gong served as an equity portfolio manager at T. Rowe Price where he also assisted in the establishment of the firm’s Hong Kong office. Mr. Gong has served as a director of Helios Capital LLC’s Helios Strategic Fund since its inception in January 2005. He previously served as a director of Alliance Capital Management, LLC’s Turkish Growth Fund from October 1993 to December 2000 and India Liberalization Fund from December 1993 to December 2003. Mr. Gong received a B.A. from the University of California, Berkeley, a J.D. from the University of California, Davis where he earned Order of the Coif honors and an M.B.A. from Stanford University’s Graduate School of Business. We believe that Mr. Gong’s extensive experience in global asset management, his experience in sourcing and structuring potential bank branch acquisitions in Asia for AFRT, and his educational background, make him well qualified to serve as a member of our Board of Directors.

Walter P. Lomax, Jr.

Walter P. Lomax, Jr. has been an independent director of our Company since July 2011. Dr. Lomax has served as a member of the Board of Directors of ARC HT since January 2011 and an independent director of ARC DNAV since July 2011. From September 1958 through September 1990, Dr. Lomax was engaged as a physician in private practice in Philadelphia, Pennsylvania. During this time, he grew his practice from a private single physician office into Lomax Medical Associates, a multi-site group practice consisting of over 20 physicians located in five separate locations. Lomax Medical Associates provided high quality care in traditionally underserved areas. In July 1982, Dr. Lomax established Lomax Health Systems, a management company concentrating exclusively on healthcare. In 1984, Lomax Health Systems won a medical services contract to recruit physicians and physician assistants to supplement Philadelphia’s staff in the prison system. In January 1990, Dr. Lomax formed Correctional Healthcare Solutions, which specialized in the management and delivery of health services to correctional facilities. At the time of its sale in July 2000, Correctional Healthcare Solutions was providing health care in 60 correctional facilities in 16 states. From July 1989 through September 2002, Dr. Lomax was the co-founder and vice chairman of AmeriChoice, Inc., a Medicaid HMO with licenses in Pennsylvania, New Jersey and New York. In September 2002, AmeriChoice was sold to United Health Group Company. Since September 2002, Dr. Lomax has served as the chairman of The Lomax Companies, the Lomax family’s investment office, which manages a global portfolio of private equity investments with a particular emphasis on venture capital and real estate. We believe that Dr. Lomax’s ongoing real estate investments on behalf of The Lomax Companies, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, EDWARD M. WEIL, JR., EDWARD G. RENDELL, DAVID GONG AND WALTER P. LOMAX, JR. AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2013 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees. We are externally managed and advised by the Manager. Pursuant to the terms of a management agreement between the Manager and us, our Manager provides us with our management team and appropriate support personnel. Pursuant to an acquisition and capital services agreement between us and ARC, we have access to the personnel and resources of ARC necessary for the implementation and execution of our business and growth strategies, including the acquisition of our properties. The Manager is wholly owned by ARC, which is indirectly majority owned and controlled by Mr. Nicholas S. Schorsch, our chairman and chief executive officer.

The Board of Directors held a total of 11 meetings during the fiscal year ended December 31, 2011 and took action by written consent on 5 occasions. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served). We anticipate that all directors and nominees will attend the Annual Meeting.

The Board of Directors has approved and organized an audit committee, a compensation committee and a nominating and corporate governance committee. The Company does not currently have a conflicts committee. The Board of Directors carries out the responsibilities typically associated with conflicts committees.

Leadership Structure of the Board of Directors

Nicholas S. Schorsch serves as both our chairman of the Board and our chief executive officer. As chief executive officer, Mr. Schorsch is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

Although each of Messrs. Edward G. Rendell, David Gong and Walter P. Lomax, Jr. are independent directors, the Board has not appointed a lead independent director at this time. The Board of Directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by the Manager, whereby all operations are conducted by the Manager, ARC or their affiliates. Additionally, as members of the Board of Directors are elected annually, the Board believes that its existing corporate governance practices ensure appropriate management accountability to the Company’s stockholders.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, assumptions of debt and its oversight of the Company’s executive officers, the Manager and ARC, managing risks associated with independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and ARC, any director, the Manager or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in July 2011. During 2011, the audit committee met 2 times.

The charter of audit committee is available to any shareholder who sends a request to American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at http://www.americanrealtycapitalproperties.com by clicking on “Audit Committee Charter”. Our audit committee consists of Messrs. Edward G. Rendell, Walter P. Lomax, Jr. and David Gong, who also serves as the chair of our audit committee. Each of the audit committee members is an independent director and “financially literate” under the meaning of the applicable rules of the NASDAQ Stock Market (“NASDAQ”), as well as under the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that David Gong is qualified as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	the Company’s financial reporting process, auditing and internal control activities, including the integrity of our financial statements;
•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s independent and internal auditors, as applicable.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

During the fiscal year ended December 31, 2011, all of the members of the audit committee voted to approve the filing of the Company’s Quarterly Report.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2011 is discussed below under the heading “Audit Committee Report.”

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2013 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” on page 24 of this Proxy Statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Edward G. Rendell, David Gong and Walter P. Lomax, Jr., each of whom is an independent director. David Gong is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee was formed to establish and implement our corporate governance practices and to nominate individuals for election to the Board. The charter of the nominating and corporate governance committee is available to any shareholder who sends a request to American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022. The nominating and corporate governance committee charter is also available on the Company’s website at http://www.americanrealtycapitalproperties.com by clicking on “Nominating and Corporate Governance Charter.” We have not adopted a specific policy regarding the consideration of director nominees recommended to our Nominating and Corporate Governance Committee by stockholders. The nominating and corporate governance committee is responsible for the following:

•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
•	overseeing the self-evaluation of the Board of Directors and the Board of Director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to, our corporate governance policies and procedures; and
•	identifying and recommending to the Board of Directors potential director candidates for nomination.

Compensation Committee

The Board of Directors established a compensation committee on July 6, 2011. The charter of the compensation committee is available to any shareholder who sends a request to American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website at http://www.americanrealtycapitalproperties.com by clicking on “Compensation Committee Charter.” Our compensation committee is comprised of our three independent directors. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During 2011, the compensation committee met once. The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs as they affect the Company’s executive officers;

•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration of our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, the Manager’s Stock, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and ARC, any director, the Manager or their respective affiliates, on the other hand. The Board of Directors is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including ARC or the Manager and their subsidiaries.

During the fiscal year ended December 31, 2011, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the notes thereto) and Risk Factors contained in our Annual Report on Form 10-K for the year ended December 31, 2011. The Board reviewed the material transactions between ARC, the Manager and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2011. The Board has determined that all our transactions and relationships with ARC, the Manager and their respective affiliates during the fiscal year ended December 31, 2011 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Gov. Edward G. Rendell, David Gong and Walter P. Lomax, Jr. have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the listing standards for independence of NASDAQ. There are no familial relationship between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil, President, Chief Operating Officer and Secretary. Mr. Weil will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

We currently have no employees. The Manager performs our day-to-day management functions. Our executive officers are all employees of the Manager. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Manager and its affiliates. In the future, should the Company internalize the services provided to it by the Manager, the Board of Directors expects to align the interests of the executive officers with the interests of the Company and our stockholders on both a long and short term basis in the form of cash salaries and grants of stock options, restricted shares of Common Stock and Manager’s Stock, restricted stock units, dividend equivalent rights and/or other equity-based awards under the American Realty Capital Properties, Inc. Equity Plan (the “Equity Plan”). Total compensation will be tied to individual performance and supplemented with awards tied to the Company’s achieving certain financial and non-financial objectives as pre-determined by the Company’s Board of Directors.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Nicholas S. Schorsch	51	Chairman and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer, Secretary and Director
Peter M. Budko	52	Executive Vice President and Chief Investment Officer
Brian S. Block	40	Executive Vice President and Chief Financial Officer
Edward G. Rendell	68	Independent Director
David Gong	62	Independent Director
Walter P. Lomax, Jr.	79	Independent Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” on pages 5 – 6 for biographical information about Mr. Schorsch.

Edward M. Weil, Jr.

Please see “Business Experience of Nominees” on pages 6 – 7 for biographical information about Mr. Weil.

Peter M. Budko

Peter M. Budko has been the executive vice president and chief investment officer of our Company since its formation in December 2010 and the executive vice president and chief investment officer of the Manager since its formation in November 2010. Mr. Budko also served as the executive vice president and chief investment officer of ARCT, the ARCT property manager, the ARCT advisor from their formation in August 2007 until March 2012. Mr. Budko has served as executive vice president and chief operating officer of NYRR since its formation in October 2009 and as the executive vice president of the NYRR property manager and NYRR advisor since their formation in November 2009. Mr. Budko has served as the executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has also been the executive vice president of ARC HT since its formation in August 2010 and the executive vice president of the ARC HT advisor and ARC HT property manager since their formation in August 2010. Mr. Budko has served as the executive vice president and chief investment officer of ARC RCA since its formation in July 2010 and executive vice president of the ARC RCA advisor since its formation in May 2010. Mr. Budko also was the chief investment officer of BDCA from its formation in May 2010 until April 2012. He was appointed as the president of BDCA in April 2012. He has served as an executive officer of the BDCA advisor since its formation in June 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARC DNAV, its advisor and its property manager since their formation in September 2010. Mr. Budko has served as executive vice president and chief investment officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010. Mr. Budko also has served as executive vice president and chief investment officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko also has served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from February 1997 – January 2006. The Wachovia Structured Asset Finance Group structured and invested in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Brian S. Block

Brian S. Block has been the executive vice president and chief financial officer of our Company since our formation in December 2010 and executive vice president and chief financial officer of the Manager since its formation in November 2010. Mr. Block also served as the executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until March 2012. Mr. Block has served as executive vice president and chief financial officer of NYRR since its formation in October 2009. He also has been the executive vice president and chief financial officer of the NYRR advisor and property manager since their formation in November 2009. Mr. Block has served as the executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block also has been the executive vice president and chief financial officer of ARC HT since its formation in August 2010 and the executive vice president and chief financial officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block also has been executive vice president and chief financial officer of ARC RCA since its formation in July 2010 and the ARC RCA advisor since its formation in May 2010. Mr. Block has also been executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block has served as executive vice president and chief financial officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010. Mr. Block has also served as executive vice president and chief financial officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Block has also served as executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Block also has been an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Edward G. Rendell

Please see “Business Experience of Nominees” on page 7 for biographical information about Governor Rendell.

David Gong

Please see “Business Experience of Nominees” on pages 7 – 8 for biographical information about Mr. Gong.

Walter P. Lomax, Jr.

Please see “Business Experience of Nominees” on page 8 for biographical information about Dr. Lomax.

Compensation of Executive Officers

The Company’s current executive officers, Messrs. Nicholas S. Schorsch, Edward M. Weil, Jr, Peter M. Budko and Brian S. Block do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Our Manager performs our day-to-day management functions. Our executive officers are all employees of the Manager. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Manager and its affiliates.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2011:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	$—	$—	$—	$—	$—	$—	$—
Edward M. Weil, Jr. (1)	—	—	—	—	—	—	—
Edward G. Rendell(2)	31,500	37,500	—	—	—	—	69,000
David Gong(3)	33,000	37,500	—	—	—	—	70,500
Walter P. Lomax, Jr.(4)	33,000	37,500	—	—	—	—	70,500

(1)	Messrs. Schorsch and Weil who are executives of our Company, receive no additional compensation for serving as directors.
(2)	Gov. Rendell earned fees in the amount of $32,250 for his services as a director during the fiscal year ended December 31, 2011 of which $31,500 were paid as of December 31, 2011.
(3)	Mr. Gong earned fees in the amount of $36,000 for his services as a director during the fiscal year ended December 31, 2011, of which $33,000 were paid as of December 31, 2011.
(4)	Dr. Lomax earned fees in the amount of $36,750 for his services as a director during the fiscal year ended December 31, 2011, of which $33,000 were paid as of December 31, 2011.

We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each Board or Board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. In the event there is a meeting of the Board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each of our non-executive directors may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of our directors and direct that we pay such amounts to a charitable cause or institution designated by such director. The Company will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings. Our Board of Directors also may approve the acquisition of real property and other related investments valued at $20,000,000 or less, and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic Board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.

Concurrently with the closing of our initial public offering (our “IPO”) on September 6, 2011, we granted 3,000 restricted shares of our Common Stock to each of our three independent directors, each of whom is a non-executive director, pursuant to the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan (our “Director Stock Plan”). Awards of restricted stock under the Director Stock Plan will vest ratably over a five-year period following the first anniversary of the date of grant in increments of 20% per annum, subject to the director’s continued service on our Board of Directors, and shall provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to our stockholders. If any awards under the Equity Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan.

Share-Based Compensation

Director Stock Plan

We have adopted our Director Stock Plan, which provides for the issuance of restricted or unrestricted shares of our Common Stock or restricted stock units. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation. Please see “— Compensation of Directors” on page 14 for a description of our program of non-executive director compensation. We have authorized and reserved a total of 99,000 shares of Common Stock for issuance under the Director Stock Plan. Awards of restricted stock under the Director Stock Plan will vest ratably over a five-year period following the first anniversary of the date of grant in increments of 20% per annum, subject to the director’s continued service on our Board of Directors, and shall provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to our stockholders. If any awards under the Equity Plan are cancelled, forfeited or otherwise terminated, the shares that were subject to such award will be available for re-issuance under the Director Stock Plan. Shares issued under the Director Stock Plan may be authorized but unissued shares or shares that have been reacquired by us. In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Director Stock Plan, then the compensation committee will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; and (iii) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the Director Stock Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Equity Plan

We have adopted our Equity Plan, which provides for the grant of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent rights and other equity-based awards to our Manager, non-executive directors, officers and other employees and independent contractors, including employees or directors of the Manager and its affiliates who are providing services to us.

Concurrently with the closing of our IPO, we granted to our Manager 167,400 restricted shares of Manager’s Stock pursuant to our Equity Plan. This award of restricted shares vests ratably on a quarterly basis over a three-year period beginning on October 1, 2011. We also have reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis assuming the redemption of all limited partner units of the Company’s operating partnership, ARC Properties Operating Partnership, L.P. (“OP Units”) for shares of Common Stock) at any time under the Equity Plan for equity incentive awards other than the initial grant to our Manager. All such awards of shares will vest ratably on an annual basis over a three-year period beginning on the first anniversary of the date of grant and shall provide for “distribution equivalents” with respect to this restricted stock, whether or not vested, at the same time and in the same amounts as distributions are paid to our stockholders.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 19, 2012, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

	Percentage of Common Stock
Name of Beneficial Owner(1)	Shares Owned(2)	Percentage(3)
Nicholas S. Schorsch(4)	2,079,769	28.4%
William M. Kahane(5)	2,079,769	28.4%
Brian S. Block	—	*
Peter M. Budko	—	*
Edward M. Weil, Jr.	—	*
Dr. Walter P. Lomax, Jr.(6)	3,000	*
David Gong(6)	3,000	*
Edward G. Rendell(6)	3,000	*
AR Capital, LLC(7)	1,797,769	24.6%
All directors and executive officers as a group	2,088,769	28.5%

*	Represents less than 1% of the shares of common stock outstanding.
(1)	The address for each of the persons named in this table is c/o American Realty Capital Properties, Inc., 405 Park Avenue, New York, New York 10022.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power of investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(3)	The total number of shares of common stock includes 7,320,734 shares outstanding as of April 19, 2012, which includes 9,000 shares of common stock granted to our three independent directors that are subject to certain vesting restrictions.
(4)	Excludes 310,000 shares issuable upon the redemption of 310,000 OP units held by the contributor that will become redeemable on September 6, 2012, attributable to Mr. Schorsch’s controlling interest in the contributor which received such OP units in connection with the formation transaction. Includes 1,630,369 shares held by AR Capital, LLC, our sponsor, of which Mr. Schorsch is a member-manager; 282,000 shares held by American Realty Capital Trust, Inc., of which Mr. Schorsch is chairman of the board of directors; and 167,400 shares held by our Manager, which is wholly owned by our sponsor, which vests quarterly beginning on October 1, 2011, 139,500 of which are currently unvested. No shares are held directly by Mr. Schorsch. Mr. Schorsch disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.
(5)	Excludes 310,000 shares issuable upon the redemption of 310,000 OP units held by the contributor that will become redeemable on September 6, 2012, attributable to Mr. Kahane’s ownership interest in the contributor which received such OP units in connection with the formation transactions. Includes 1,630,369 shares held by AR Capital, LLC, our sponsor, of which Mr. Kahane is a member-manager; 282,000 shares held by American Realty Capital Trust, Inc., of which Mr. Kahane is president and chief executive officer; and 167,400 shares held by our Manager, which is wholly owned by our sponsor, which vests quarterly beginning on October 1, 2011, 139,500 of which are currently unvested. No shares are held directly by Mr. Kahane. Mr. Kahane disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

(6)	Represents a grant of restricted common stock to the independent directors which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(7)	Includes 167,400 shares held by our Manager, a wholly-owned subsidiary of AR Capital, LLC, our sponsor, which vests quarterly beginning on October 1, 2011, 139,500 of which are currently unvested. AR Capital, LLC disclaims beneficial ownership of the shares held by our Manager, except to the extent of any pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We entered into a management agreement with the Manager, whereby the Manager manages our day-to-day operations. In return, we have agreed to pay the Manager an annual base management fee equal to 0.50% of the average unadjusted book value of our real estate assets, calculated and payable monthly in advance, provided that the full amount of the distributions declared by us in respect of our OP Units for the six immediately preceding months is equal to or greater than the amount of our funds from operations, as adjusted to exclude acquisition-related fees and expenses (“AFFO”). Our Manager will waive such portion of its management fee that, when added to our AFFO, without regard to the waiver of the management fee, would increase our AFFO so that it equals the distributions declared by us in respect of our OP Units for the prior six months. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The management fee is payable independent of the performance of our portfolio. Asset management fees of $0.2 million were incurred for the year ended December 31, 2011; however, the Manager elected to waive (not defer) such asset management fees, and the Manager will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

We also will pay our Manager an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of our Common Stock of all of our public offerings of Common Stock multiplied by the number of all shares of Common Stock outstanding (including any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under our equity incentive plans) in the previous 12-month period, and (B) 8% and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero. No incentive fees were paid to our Manager in 2011.

Core Earnings is a non-generally accepted accounting principles (“GAAP”) measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, acquisition fees, financing fees, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of the Manager. Edward M. Weil, Jr., our president, chief operating officer and secretary, is the president, chief operating officer and secretary of the Manager. Peter M. Budko, our executive vice president and chief investment officer is the executive vice president and chief investment officer of the Manager. Brian S. Block, our executive vice president and chief financial officer, is the executive vice president and chief financial officer of the Manager. Mr. Schorsch indirectly majority owns and controls the Manager.

Acquisition and Capital Services Agreement

The Company is party to an acquisition and capital services agreement with ARC. Pursuant to this agreement, our Manager is provided with access to, among other things, ARC’s portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for the Company paying ARC the following fees and expense reimbursements:

•	an acquisition fee equal to 1.0% of the contract purchase price (including assumed indebtedness) of each property we acquire which is originated by ARC;

•	a financing fee equal to 0.75% of the amount available under any secured mortgage financing or refinancing that we obtain and use for the acquisition of properties that is arranged by ARC;
•	reimbursement for all out of pocket costs actually incurred by ARC related to us. Those reimbursements will be made in cash on a monthly basis following the end of each month.

Total acquisition and financing fees incurred for the year ended December 31, 2011 were $0.4 million and $0.1 million, respectively. Through December 31, 2011, we incurred from ARC $0.1 million of other expense reimbursements.

Realty Capital Securities, LLC

RCS was a co-dealer manager, together with Ladenburg Thalmann & Co. Inc., of our IPO. In connection with our IPO, RCS received $2.9 million. In addition, in connection with our follow-on offering of Common Stock, which closed on November 2, 2011, RCS received an advisory fee in the amount of $20,000. RCS is wholly owned by ARC, which is majority owned and controlled by Nicholas S. Schorsch. Additionally, Edward M. Weil, Jr. is the chief executive officer of RCS.

Formation Transactions

Part of the formation transactions related to our IPO included a contribution transaction whereby ARC Real Estate Partners, LLC (the “Contributor”), an affiliate of ARC, exchanged certain indirect ownership interests in the property subsidiaries owning 63 of our properties for 310,000 OP Units pursuant to a contribution agreement dated February 4, 2011. The 310,000 OP Units that the Contributor received had a combined aggregate value of approximately $3.9 million. All the equity interests in the Contributor are owned by our current or former executive officers as follows: 63.6% are held by Mr. Schorsch, our chairman and chief executive officer, 13.5% are held by Mr. Kahane, our former president and chief operating officer who resigned in March 2012, 16.4% are held by Mr. Budko, our executive vice president and chief investment officer, 3.0% are held by Mr. Block, our executive vice president and chief financial officer and 3.5% are held by Mr. Weil, our president, chief operating officer and secretary. As a result of such ownership interests: Mr. Schorsch indirectly received 197,042 OP Units with a value of $2,463,025, Mr. Kahane indirectly received 41,902 OP Units with a value of $523,775, Mr. Budko indirectly received 50,826 OP Units with a value of $635,325, Mr. Block indirectly received 9,325 OP Units with a value of $116,563 and Mr. Weil indirectly received 10,905 OP Units with a value of $136,313.

Tax Protection Agreement

We are party to a tax protection agreement with the Contributor, an affiliate of ARC, which contributed its 100% indirect ownership interests in 63 of our properties to our operating partnership in the formation transactions related to our IPO. Pursuant to the tax protection agreement, we have agreed to indemnify the Contributor for its tax liabilities (plus an additional amount equal to the taxes incurred as a result of such indemnity payment) attributable to its built-in gain, as of the closing of the formation transactions, with respect to its interests in the contributed properties (other than two vacant properties contributed), if we sell, convey, transfer or otherwise dispose of all or any portion of these interests in a taxable transaction on or prior to September 6, 2021. The sole and exclusive rights and remedies of the Contributor under the tax protection agreement will be a claim against our operating partnership for the Contributor’s tax liabilities as calculated in the tax protection agreement, and the Contributor shall not be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a protected party from our operating partnership in violation of the tax protection agreement.

Equity Plan

Concurrently with the closing of our IPO, we granted to our Manager 167,400 restricted shares of Manager’s Stock pursuant to our Equity Plan. This award of restricted shares vests ratably on a quarterly basis over the three-year period beginning on October 1, 2011.

Indemnification

ARC had provided customary guarantees of certain exceptions to the non-recourse provisions typically included in mortgage loans, such as fraud, misrepresentation of a material fact, misappropriation, material waste of the property, failure to deliver insurance or condemnation proceeds or awards or any security deposit to the lender, gross negligence, willful misconduct or criminal acts negatively impacting the property, filing for bankruptcy, and violation of any transfer covenants. We assumed these guarantees or otherwise became liable for them as of the closing of, and in connection with, the formation transactions in connection with the IPO. In connection with the assumption of a loan related to our property leased by us to Home Depot, we have agreed to indemnify ARC and our principals from any liability (contingent or otherwise) in respect of the $13.9 million mortgage, as of December 31, 2011, secured by our property leased to Home Depot. Our indemnification in respect of these non-recourse carve-out guarantees is effective as of the closing of the formation transactions and does not apply to actions prior to the closing of the formation transactions.

Administrative Support Agreement

The Company, at no cost to itself, has entered into an administrative support agreement with ARC. Under this agreement, ARC has agreed to pay or reimburse us for our general and administrative expenses, including, without limitation, legal fees, audit fees, board of director fees, insurance, marketing and investor relation fees, until September 6, 2012, which is one year after the closing of our IPO, to the extent the amount of our AFFO is less than the amount of distributions declared by us in respect of our OP Units during such one year period. This agreement expires automatically at the end of the term on September 6, 2012. The amounts paid by ARC pursuant to this agreement are not subject to reimbursement by us. No fees were incurred under the Administrative Support Agreement in 2011.

Certain Conflict Resolution Procedures

Transactions with ARC.  In order to avoid any actual or perceived conflicts of interest between our Manager, ARC, any of their affiliates or any investment vehicle sponsored or managed by ARC or any of its affiliates, which we refer to as the ARC parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of our assets by any of the affiliated parties, and (ii) any purchase by us of any assets of any of the affiliated parties.

Limitations on Personal Investments.  Our Board of Directors has adopted a policy with respect to any proposed investments by our directors or officers or the officers of our Manager, which we refer to as the covered persons, in our target properties. This policy provides that any proposed investment by a covered person for his or her own account in any of our target properties will be permitted if the capital required for the investment does not exceed the lesser of (i) $5 million, or (ii) 1% of our total stockholders’ equity as of the most recent month end, or the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, our Board of Directors will only permit the covered person to make the investment (i) upon the approval of the disinterested directors, or (ii) if the proposed investment otherwise complies with the terms of any other related party transaction policy our Board of Directors may adopt in the future.

Lease Transactions.  In the event we are competing with another property controlled by ARC, or controlled by a present or future REIT or fund managed by ARC, for a lease from the same tenant, the management agreement requires our Manager to advise our independent directors of this potential conflict. After being advised of this potential conflict, our independent directors will determine if the potential lease is in our best interests and, if so, our independent directors (and not our Manager) will take responsibility for negotiating the lease with the potential tenant.

Operating Partnership.  We have adopted policies that are designed to eliminate or minimize certain potential conflicts of interest, and the limited partners of our operating partnership have agreed that in the event of a conflict between the duties owed by our directors to our Company and our Company’s duties, in its capacity as the general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for 2012. Grant Thornton has audited our consolidated financial statements since March 21, 2011. Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of Grant Thornton, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

A representative of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the ratification of the appointment of the independent auditor. If you do not wish your shares to be voted for such ratification, please vote “AGAINST” or “ABSTAIN” on the appropriate question on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. The appointment of the independent auditor will be ratified if a majority of votes cast at the Annual Meeting vote “FOR” such ratification, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Fees

Aggregate fees for professional services rendered by Grant Thornton for the years ended December 31, 2011 and 2010 were as follows:

Audit Fees

Audit fees billed were $411,310 and $38,400 for the fiscal years ended December 31, 2011 and 2010, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

There were no audit related fees billed for the fiscal years ended December 31, 2011 and 2010.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2011 and 2010.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2011 or December 31, 2010.

The aggregate fees billed by the independent auditor for the fiscal years ended December 31, 2011 and 2010 were $411,310 and $38,400, respectively.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent auditor, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDER VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT AUDITOR.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2011. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital Properties, Inc.:

We have reviewed and discussed with management American Realty Capital Properties, Inc.’s audited financial statements as of and for the year ended December 31, 2011.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee
Edward G. Rendell David Gong Walter P. Lomax, Jr.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the executive officers and directors of the Company, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were timely satisfied, except for the following: (i) Form 4’s filed for each of Nicholas S. Schorsch, William M. Kahane and AR Capital, LLC, filed on October 3, 2011 which were two days late; (ii) form 4’s filed for each of Nicholas S. Schorsch, William M. Kahane and AR Capital, LLC, filed on October 18, 2011, which were one day late; (iii) Form 4/A’s filed for each of Nicholas S. Schorsch, William M. Kahane and AR Capital, LLC, filed on November 29, 2011, which were one day late; and (iv) Form 4/A’s filed for each of Nicholas S. Schorsch, William M. Kahane and AR Capital, LLC, filed on December 23, 2011, which were three days late.

CODE OF ETHICS

The Board of Directors has adopted a code of business conduct and ethics effective as of July 6, 2011 (the “Code of Ethics”) that applies to our officers and directors and to our Manager’s officers, and any personnel of ARC or its affiliates, when such individuals are acting for or on the Company’s behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

The Code of Ethics is available on the Company’s website at http://www.americanrealtycapitalproperties.com by clicking on “Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil. A waiver of the Code of Ethics for our executive officers or directors may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law or NASDAQ regulations.

COMPENSATION COMMITTEE REPORT

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Edward G. Rendell David Gong Walter P. Lomax, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company established a compensation committee on July 6, 2011. The current members of the compensation committee are Messrs. Rendell, Gong and Lomax, Jr. None of these persons has at any time served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2012 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2013 annual stockholders’ meeting, the proposal must be received at our principal executive offices no later than 5:00 p.m., Eastern Time, on January 3, 2013.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2013 annual stockholders’ meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2013 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning at 5:00 p.m., Eastern Time, on December 4, 2012 and ending at 5:00 p.m., Eastern Time, on January 3, 2013 and must contain information specified in our bylaws, including:

1.	as to each director nominee (a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
2.	as to any other business that the stockholder proposes to bring before the meeting:
•	a description of the business to be brought before the meeting;
•	the proposing stockholder’s reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder, any Proposed Nominee and any Stockholder Associated Person
•	the class, series and number of all shares of stock or other securities of the Company or any affiliate thereof (collectively, “Company Securities”), if any, which are owned by such proposing stockholder, Proposed Nominee or Stockholder Associated Persons, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person; and
•	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by the proposing stockholder, Proposed Nominee or Stockholder Associated Person; and
•	whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (x) manage risk or benefit of changes in the price of (I) Company Securities, or (II) any security of any entity that was listed in the “Peer Group” in the stock performance graph in the most recent annual report to security holders of the Company (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person, or (y) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and
•	any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.
4.	as to the proposing stockholder, any Stockholder Associated Person with an interest or ownership referred to in clauses (2) or (3) above, and any Proposed Nominee:
•	the name and address of the proposing stockholder, as they appear on the Company’s stock ledger, and current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and
•	the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
5.	the name and address of any person who contacted or was contacted by the proposing stockholder or any Stockholder Associated Person about the Proposed Nominee or other business proposed prior to the date of the proposing stockholder’s notice; and
6.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the Proposed Nominee for election or reelection as a director or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person acting in concert with the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder (other than a stockholder that is a depositary), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common by, or is control with such Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Realty Capital Properties, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022, Attention: Edward M. Weil (telephone: (212) 415-6500).

By Order of the Board of Directors,
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr. President, Chief Operating Officer and Secretary

AMERICAN REALTY CAPITAL PROPERTIES, INC.
405 PARK AVE
NEW YORK, NY 10022

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors	For	Against	Abstain
1a. Nicholas S. Schorsch	☐	☐	☐
1b. Edward M. Weil, Jr.	☐	☐	☐
1c. Edward G. Rendell	☐	☐	☐
1d. David Gong	☐	☐	☐
1e. Walter P. Lomax, Jr.	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

	For	Against	Abstain
2. To ratify the audit committees appointment of Grant Thornton LLP ("Grant Thornton") as the Company's independent auditor for 2012	☐	☐	☐
3. To consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000143883_1 R1.0.0.11699

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

AMERICAN REALTY CAPITAL PROPERTIES, INC.
Annual Meeting of Shareholders
June 6, 2012 3:00 PM
This proxy is solicited by the Board of Directors

The undersigning hereby appoints Edward M. Weil, Jr. and Brian S. Block, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital Properties, Inc. (the "Company") to be held at the W New York, 541 Lexington Avenue, New York, NY 10022, at 3:00 p.m. (local time) on Wednesday, June 6, 2012, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast as the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1 AND PROPOSAL 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. As the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting

Continued and to be signed on reverse side

0000143883_2 R1.0.0.11699